UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 18, 2023

Date of Report (Date of earliest event reported)

Limitless X Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-56453	81-1034163
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9454 Wilshire Blvd., #300, Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 855-413-7030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the December 18, 2023 Annual Meeting of Stockholders of Limitless X Holdings Inc. (the “Company”), the stockholders elected the Company’s Board of Directors (“Board”) and voted on four Board proposals contained within the Company’s Proxy Statement, dated December 1, 2023.

The following Board nominees were elected to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified with the following votes:

Nominee	For	Withhold
Jaspreet Mathur	2,664,462	33,056
Kenneth Haller	2,664,462	33,056
Bharat Raj Mathur	2,664,461	33,057
Amanda Saccomanno	2,662,795	34,723
Dov Konetz	2,662,794	34,724
Dan Fleyshman	2,662,795	34,723
Leon Anderson	2,662,795	34,723
Michael Braun	2,662,794	34,724
Hassan Iddrissu	2,662,794	34,724

The stockholders also voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstain
To ratify the appointment of BF Borgers CPA PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	2,697,408	110	-

Proposal	For	Against	Abstain
To approve and adopt the Company’s 2023 Equity Incentive Plan.	2,662,961	32,890	1,667

Proposal	Every Year	Every Two Years	Every Three Years	Abstain
To approve, by non-binding “say-on-frequency” vote, how often to have or the timeline for the Company’s say-on-pay vote.	2,694,907	2,334	-	167

Proposal	For	Against	Abstain
To approve, by non-binding “say-on-pay” vote, the compensation of the Company’s named executive officers.	2,697,241	110	167

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Limitless X Holdings Inc.

Dated: December 20, 2023	By:	/s/ Jaspreet Mathur
Jaspreet Mathur
Chief Executive Officer